EMPLOYMENT CONTRACT


      EMPLOYMENT CONTRACT ("Contract"), dated as of January, 1998 (the "Effective Date"), between USCOMMUNICATION SERVICES, INC., a Delaware corporation with offices at 150 West Carpenter Freeway, Irving, Texas 75039 (the "Company"), CANMAX INC., a Wyoming corporation ("Canmax"), and JAMES C. BERNET residing at 13553 Poway Road, Suite 1506, Poway, California 92064 (the "Employee").


                            RECITALS

      WHEREAS, the Company, Canmax and CNMX MergerSub, Inc. ("CMI") are parties to that certain Agreement and Plan of Merger dated as of January 30, 1998 (the "Merger Agreement"), pursuant to which the USCommunication Services, Inc. ("USC") was merged with and into CMI (which concurrently changed its name to USCommunication Services, Inc.) and CMI (now the Company), as the surviving corporation, became a wholly owned subsidiary of Canmax;

      WHEREAS, it is a condition precedent to the Closing under the Merger Agreement that Employee enter into this Contract;

      WHEREAS, the Closing is being consummated as of the date of this Contract;

      WHEREAS, Employee has executed a Non-Competition Agreement as of this date with the Company;

     WHEREAS, Employee was an employee of USC through the date of the Closing and the Company desires to retain Employee upon the terms set forth in this Contract; and

     WHEREAS, Employee desires to be retained by the Company upon the terms set forth in this Contract.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:


1.   TERM AND RENEWAL.

      The Company agrees to employ Employee, and the Employee agrees to serve, on the terms and conditions of this Contract, for a period commencing the Effective Date and ending three (3) years thereafter, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment Period."


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

2.   DUTIES AND SERVICES.

      During the Employment Period, Employee shall be employed as the President of the Company and shall also perform services in a responsible executive or managerial capacity for any of the Company's or Canmax's subsidiary corporations when and as requested by the Company or Canmax. In the performance of his duties, Employee shall be subject to the direction of the Chief Executive Officer of Canmax and the Board of Directors of Canmax. Employee agrees to his employment as described in this Section 2 and agrees to devote substantially all of his time and efforts to the performance of his duties under this Agreement. Employee shall be available to travel as the needs of the business require.

3.   COMPENSATION.

     (a) As compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a salary payable in equal monthly installments at the annual rate of $150,000. Employee shall also participate in any bonus programs for the Company's executive officers, as provided by the Board of Directors of Canmax, and shall be guaranteed a minimum annual bonus of $30,000 per year (which guaranteed bonus amount shall be reduced by the amount of any future increase in base salary). During the term of this Agreement, the Company may increase the base salary payable to Employee, but may not reduce the base amount of Employee's base salary or Employee will also be eligible to participate in the regular employee benefit programs and stock option plans now or hereafter established by the Company and in any special executive benefits and perquisites established by the Board of Directors of Canmax.

     (b) As additional consideration for Employee's agreeing to perform the duties and services provided in this Agreement, Canmax shall grant to the Employee warrants to purchase up to 2.0 million shares of Canmax common stock, which warrants shall be in form and substance as attached hereto as Exhibit A (the "Warrants").

     (c) During the Employment Term, Employee shall be entitled to a car allowance equal to his actual expense thereof, but not in excess of $500 per month.

     (d) Employee shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives.

4.   EXPENSES.

      Employee shall be entitled to reimbursement for travel and other out-of-pocket expenses incurred by Employee in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.


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

5.   NON-COMPETITION; NON-SOLICITATION.

     Employee agrees that he will not during the Employment Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company, Canmax or any of their respective subsidiaries; provided, however, that not withstanding the foregoing, the provisions of this Section 5 will not be deemed breached merely because Employee owns not more than 1% of the outstanding equity securities of an entity if, at the time of its acquisition by Employee, said securities are listed on a national security exchange, is reported on the Nasdaq stock market CNSM, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Executive agrees that he shall not, during the two-year period after he voluntarily terminates this Agreement or is terminated pursuant to this Agreement for "cause" (as defined in Section 7(d) below), solicit or encourage any employee, consultant, vendor or supplier or customer of the Company or Canmax or any of their subsidiaries to leave the employment of, or cease or diminish its relations with, the Company, Canmax or any of their respective subsidiaries.

6.   CONFIDENTIAL INFORMATION.

     All confidential information which Employee may now possess, may obtain from the Company or its subsidiaries during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company and its subsidiaries, in each case without prior written permission of the Company. Employee shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination of his employment. The provisions of this Section 6 shall survive the termination of this Contract by either party.

7.   TERMINATION.

     (a) EMPLOYEE'S DEATH. If Employee shall die during the Employment Period, this Contract shall terminate, except that Employee's estate ("Estate") shall be entitled to receive (i) the base salary payable to Employee through the remaining term of the Employment Period (but in no event less than $15,000 per month), in accordance with the regular payroll cycle of the Company and
(ii) any death benefits provided under employee benefit plans maintained by the Company. In addition, if Employee shall die during the Employment Period and notwithstanding any contrary provisions of any Company stock option, warrant or stock option plan, the Estate shall have the right to retain and exercise (y) any vested options or warrants outstanding as of the date of death and (z) any unvested options or warrants outstanding on the date of death that vest within one (1) year of the date of death, in each case in accordance with their respective terms.

     (b) EMPLOYEE'S DISABILITY. If, during the Employment Period, Employee shall become Disabled (as defined below), this Agreement shall terminate effective on such incapacity, and Employee (or his legal representatives) shall be entitled only to the base compensation earned through the date of termination with no entitlement to any base salary after the date of termination; provided, however, that (i) Employee shall be entitled to receive all benefits to which he may be entitled pursuant to the Company's employee benefit plans; and (ii) the Company shall not be obligated to make any payments to Employee under this Section 7(b) to the extent that such payments, when aggregated with all other salary or disability payments received by Employee (whether from disability programs maintained by the Company or otherwise) exceed the then current base salary of Employee. As used herein, the term "Disabled" or "Disability" shall mean a mental or physical condition that prevents Employee from performing his usual duties and services hereunder for a period of six (6) consecutive months or six (6) non-consecutive months in any twelve (12) month period, as determined in the reasonable discretion of the Board of Directors of Canmax; provided that if Employee disputes such determination by the Board of Directors of Canmax, Employee (or his legal representatives) shall notify the Canmax in writing and (x) the Canmax and Employee (or his legal representatives) shall each designate a licensed physician practicing in the field to which the alleged Disability relates within fifteen (15) days of the delivery of such notice, (y) the designated physicians shall within fifteen (15) days select a third physician practicing in the field to when the alleged Disability relates, and (z) the third physician shall determine whether Employee is or has been Disabled within the meaning of this Agreement.

     (c) TERMINATION BY THE COMPANY WITHOUT CAUSE. This Agreement may be terminated by the Company without cause upon thirty (30) days' prior written notice thereof given to Employee. In the event of termination without cause, the Company shall for a period of one (1) year continue to pay Employee the base salary effective at the time of termination in accordance with the Company's regular payroll cycle. Additionally, Employee shall be entitled to continue to participate in all regular employee benefit plans of the Company for a period of one (1) year following termination without cause; provided, however, that if Employee accepts another job during such period that provides employee benefits comparable to those offered by the Company at such time at a cost to Employee no greater than the cost of the benefits provided by the Company, the Company's obligation to extend such benefits to Employee shall cease.

     (d) TERMINATION BY THE COMPANY FOR CAUSE. This Agreement may be terminated by the Company "for cause", as defined below, by delivering to Employee written notice describing the cause and granting Employee thirty (30) days to respond to the Board of Directors of Canmax. If this Agreement is terminated by the Company for cause, Employee shall only be entitled to the base salary earned by him to the date of termination with no entitlement to any base salary continuation payments or benefits continuation (except as otherwise provided by the terms of an employee benefit plan of the Company). The determination as to whether termination shall be for cause shall be made by the Board of Directors of Canmax in the exercise of its business judgment. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if:


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

          (i) termination shall have been the result of an act or acts of dishonesty on the Employee's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company; or

          (ii) termination shall have been the result of the Employee's willful and continued failure substantially to perform his duties and responsibilities as an officer of the Company (other than such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Employee by the Board of Directors of Canmax which specifically identifies the manner in which the Board of Directors of Canmax believes that the Employee has not substantially performed his duties and the Employee is given a reasonable time after such demand substantially to perform his duties.

     Employee's employment shall in no event be considered to have been terminated by the Company for cause if the act or failure to act upon which the termination is based (A) was done or omitted to be done without intent of gaining therefrom directly or indirectly a profit to which Employee was not legally entitled and as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (B) is an act or failure to act in respect of which Employee meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the Bylaws of the Company or the laws of its state of incorporation.

     (e) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at any time upon delivering thirty (30) days' written notice to the Company. In the event of such voluntary termination. Employee shall be entitled to his base salary earned to the date of his resignation, but no base salary continuation payment or benefits continuation (except as provided by the terms of the Company's employee benefit plans). On or after the date the Company receives notice of Employee's resignation, the Company may, at its option, pay Employee his base salary through the effective date of his resignation and terminate his employment immediately.

     (f) TERMINATION BY EMPLOYEE FOR GOOD REASON. Employee may at any time voluntarily terminate his employment for "good reason", as defined below, upon thirty (30) days written notice thereof to the Company; provided that the Company may, at its option, pay Employee his base salary through the effective date of his resignation, terminate his employment immediately (except for the provision of non monetary benefits) and, following the effective date of such resignation, provide the payments and benefits provided in Section 7(c). In the event of such voluntary termination for "good reason", Employee shall be deemed to have been terminated without cause with the same payments and benefits set forth in Section 7(c) being applicable to Employee's termination under this Section 7(f).

          For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

          (i)  reduction in the base salary payable to Employee;
     or


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

          (ii) the Company otherwise commits a material breach of this Agreement;

provided that "good reason" shall not include the temporary appointment of another person to fulfill Employee's responsibilities during any period of disability of Employee.

8.   CHANGE OF CONTROL

     (a) CONCERNS REGARDING CHANGE OF CONTROL. Employee and the Company agree that the circumstances surrounding a "Change of Control," as hereinafter defined, impose unique risks to the Company and Employee and that in response to the unique circumstances surrounding a Change of Control, the provisions of this Agreement shall separately consider the parties rights' and obligations in the event that a Change of Control occurs. This
Section 8 shall be applicable whether or not a Change of Control is contemplated at this time. Notwithstanding any other provision of this Agreement, the severance payments and benefits, if any, payable to Employee shall be determined solely by reference to this Section 8 in the event that a Change of Control has occurred, or if Employee is "involuntarily terminated," as hereinafter defined, in contemplation of a Change of Control.

     (b) INVOLUNTARY TERMINATION IN CONTEMPLATION OF, OR WITHIN TWO YEARS FOLLOWING, A CHANGE OF CONTROL. If Employee is involuntarily terminated, other than "for cause" (as defined in Section 7(d)) in contemplation of, or within two (2) years following, a Change of Control, the Company shall pay Employee
(i) a lump sum severance payment equal to (A) Employee's annualized base salary in effect at the time of involuntary termination plus (B) fifty percent (50%) of any bonus paid during the preceding twelve-month period, payable as a lump sum, and (ii) continuation of all employee benefits, Employee benefits and perquisites, or benefits reasonably equivalent thereto, for a period of one (1) year; provided, however, that if Employee accepts another job during such period that provides employee benefits comparable to those offered by the Company at such time at a cost to Employee no greater than the cost of the benefits provided by the Company, the Company's obligation to extend such benefits to Employee shall cease.

          For purposes of this Agreement, the following shall be deemed to constitute involuntary termination:

          (i) dismissal of Employee (except termination "for cause" as defined in Section 7(d) hereof);

          (ii) reduction in Employee's base salary;

          (iii) reduction in the level of employee benefits received by Employee, unless substituted with reasonably comparable benefits;

          (iv) requesting Employee to relocate more than 100 miles from his current location other than the relocation of Employee in connection with the relocation of the


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

     Company's corporate headquarters or relocation to another existing facility of the Company;

          (v) removal from the offices Employee holds on the date of this Agreement or a material reduction in Employee's authority or responsibility; or

          (vi) the Company otherwise commits a material breach of this Agreement.

          In the event that within two (2) years following a Change of Control, Employee is terminated for cause, Employee shall only be entitled to his base salary up until the last date of employment pursuant to the date of termination for cause.

     (c) TERMINATION OF THIS AGREEMENT MORE THAN TWO YEARS AFTER A CHANGE OF CONTROL. The parties' rights and obligations arising from a termination of this Agreement, whether by Employee or the Company, that occurs more than two (2) years following a Change of Control shall be governed by Section 7 of this Agreement.

     (d)  DEFINITION OF CHANGE OF CONTROL. For purposes of this
Agreement, a Change of Control shall be deemed to exist upon the occurrence of any of the following:

          (i) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes a "beneficial owner" (as defined in Section 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or Canmax representing more than thirty percent (30%) of the combined voting power of the outstanding securities of the Company or Canmax;

          (ii) at any time during the twenty-four (24) month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors of the Company or Canmax shall cease to be "continuing directors" (meaning directors of the Company or Canmax prior to such transaction or who subsequently became directors and whose election or nomination for election by the stockholders of the Company or Canmax, was approved by a vote of at least two-thirds of the directors then still in office prior to such transaction); or

          (iii) the stockholders approve an agreement of sale or disposition by the Company or Canmax of all or substantially all of the assets of the Company or Canmax.

     (e) NO MITIGATION OF COMPENSATION. Employee shall not be required to mitigate any severance payments received under this
Section 8 due to his employment with a successor organization.


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

9.   SURVIVAL.

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Contract shall survive
Employee's termination of employment.

10.  MODIFICATION.

     This Contract sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

11.  NOTICES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Contract (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11 shall be deemed given at the time of receipt thereof.

12.  WAIVER.

     Any waiver by either party of a breach of any provision of this Contract shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Contract. The failure of a party to insist upon strict adherence to any term of this Contract on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Contract. Any waiver must be in writing.

13.  BINDING EFFECT.

     Employee's rights and obligations under this Contract shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Contract shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and assigns.


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

14.  HEADINGS.

     The headings of this Contract are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Contract.


15.  ATTORNEYS' FEES.

     In the event that any person commences any action or proceeding to enforce the terms of this Contract, the prevailing party shall be entitled to recover from the other his or its reasonable attorney's fees.

16.  COUNTERPARTS; GOVERNING LAW.

     This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws rules. Any action, suit, or proceeding arising out of, based on, or in connection with this Contract, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Contract, any breach of this Contract or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the District Courts of Dallas County, Texas or the United States District Court for the Northern District of Texas, Dallas Division and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, proceeding, any claim that such party is not subject personally to the jurisdiction of such court, that such party's property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Contract or the subject matter hereof may not be enforced in or by such court.

17.  DEFINITIONS.

     Except to the extent specifically defined in this Contract, all capitalized terms used herein shall have the meanings ascribed to such terms in the Merger Agreement.



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


     IN WITNESS WHEREOF, the parties have duly executed this Contract as of the date first above written.

                              COMPANY:

                              USCOMMUNICATION SERVICES, INC.



                              By:  /s/ JAMES C. BERNET
                                 --------------------------------
                              Name:  James C. Bernet
                                   ------------------------------
                              Title:
                                    -----------------------------




                              EMPLOYEE:



                              /s/  JAMES C. BERNET
                              -----------------------------------
                              JAMES C. BERNET



                              CANMAX INC.



                              By:  /s/  PHILIP M. PARSONS
                                 --------------------------------
                              Name:  Philip M. Parsons
                                   ------------------------------
                              Title:  Treasurer
                                    -----------------------------


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